Exhibit 4.4
NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION UNDER SUCH LAWS OR EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.
WEALTHFRONT CORPORATION
WARRANT TO PURCHASE COMMON STOCK
Issued on April [  ], 20[ ]
This certifies that for good and valuable consideration, receipt of which is hereby acknowledged, [  ] (“Holder”) is entitled, subject to the terms and conditions of this Warrant (as defined below), to purchase from Wealthfront Corporation, a Delaware corporation (the “Company”), the shares of Warrant Stock (as defined below) issuable under the terms and conditions of this Warrant, upon surrender of this Warrant at the principal offices of the Company, together with a duly executed Notice of Exercise in substantially the form attached hereto as Exhibit A and simultaneous payment of the full Warrant Price (as defined below) for the shares of Warrant Stock so purchased in lawful money of the United States. The Warrant Price and the number and character of shares of Warrant Stock purchasable under this Warrant are subject to adjustment as provided herein.
1.DEFINITIONS. The following definitions shall apply for purposes of this Warrant:
1.1“Common Stock” means the Company’s common stock, par value $0.0001 per share.
1.2“Company” means the “Company” as defined above and includes any corporation which shall succeed to or assume the obligations of the Company under this Warrant.
1.3“Charter” means the Company’s Restated Certificate of Incorporation, as may be amended from time to time.
1.4“Holder” means any person who shall at the time be the registered holder of this Warrant (as defined below).
1.5“Liquidation Event” means a “Liquidation Event” as defined in the Charter.
1.6“Purchase Shares” means [ ] shares of Warrant Stock.

1.7“Rule 144” means Rule 144 promulgated under the Securities Act.
1.8“Rule 145” means Rule 145 promulgated under the Securities Act.
1.9“SEC” means the Securities and Exchange Commission.
1.10“Securities Act” means the Securities Act of 1933, as amended.
1.11“Warrant” means this Warrant and any warrant(s) delivered in substitution or exchange therefor, as provided herein.
1.12“Warrant Price” means $1.92 per share. The Warrant Price is subject to adjustments as provided in Section 5 herein.
1.13“Warrant Stock” means Common Stock and shall include stock and other securities and property at any time receivable or issuable upon exercise of this Warrant in accordance with its terms.
2.EXPIRATION. This Warrant (and the right to purchase shares of Warrant Stock issuable upon exercise hereof) will terminate, expire and be of no further force or effect automatically and without further action by any person or party upon the earlier of: (a) at 5 p.m. Pacific Time on the tenth anniversary of the date this Warrant is issued; and (b) the consummation of a Liquidation Event, subject to the provisions of Section 3.3.
3.EXERCISE.
3.1Method of Exercise. Subject to the terms and conditions of this Warrant, the Holder may exercise this Warrant, in whole or in part, for the Purchase Shares, by surrendering this Warrant at the principal offices of the Company, with the subscription form attached hereto as Exhibit A (“Subscription Form”) duly executed by the Holder, and payment of an amount equal to the product obtained by multiplying (a) the number of shares of Warrant Stock to be purchased by the Holder by (b) the Warrant Price or adjusted Warrant Price therefor, if applicable, as determined in accordance with the terms hereof.
3.2Net Exercise Election. The Holder may elect to convert this Warrant, in whole or in part, without the payment by the Holder of any additional consideration, by the surrender of this Warrant to the Company, with the net exercise election selected in the Form of Subscription attached hereto as Exhibit A duly executed by the Holder, into the number of Shares (as defined below) that is obtained under the following formula:
X = Y (A - B)
A
Where:    X = the number of shares of Warrant Stock to be issued to the Holder pursuant to this Section 3.2.
Y = the number of Purchase Shares then subject to this Warrant.

A = the fair market value of one share of Warrant Stock, as determined in good faith by the Company’s Board of Directors, as at the time the net exercise election is made pursuant to this Section 3.2.
B = the Warrant Price.
For purposes of the above calculation, fair market value of one share of Warrant Stock shall be determined by the Company’s Board of Directors in good faith; provided, however, that where there exists a public market for Common Stock at the time of such exercise, the fair market value per share shall be the average of the closing bid and asked prices of Common Stock quoted in the Over-The-Counter Market Summary or the last reported sale price of Common Stock or the closing price quoted on any exchange on which Common Stock is listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the five (5) trading days prior to the date of determination of fair market value. Notwithstanding the foregoing, in the event the Warrant is exercised in connection with the Company’s initial public offering of Common Stock, the fair market value per share shall be the per share offering price to the public of the Company’s initial public offering. The Company will promptly respond in writing to an inquiry by the Holder as to the then current fair market value of one Share.
3.3Automatic Net Exercise. If this Warrant has not been exercised by the Holder pursuant to Sections 3.1 or 3.2 above prior to the consummation of a Liquidation Event, then immediately prior to the completion of a Liquidation Event, this Warrant shall be automatically exercised pursuant to Section 3.2 above.
3.4Form of Payment. Payment may be made by (a) a check payable to the Company’s order, (b) wire transfer of funds to the Company, (c) cancellation of indebtedness of the Company to the Holder, or (d) any combination of the foregoing.
3.5No Fractional Shares. No fractional shares may be issued upon any exercise of this Warrant, and any fractions shall be rounded down to the nearest whole number of shares. If upon any exercise of this Warrant a fraction of a share results, the Company will pay the cash value of any such fractional share, calculated on the basis of the Warrant Price.
3.6Restrictions on Exercise. This Warrant may not be exercised if the issuance of the Warrant Stock upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations. As a condition to the exercise of this Warrant, Holder shall execute the Subscription Form, confirming and acknowledging that the representations and warranties set forth in Section 6 are true and complete as of the date of exercise.
4.ISSUANCE OF STOCK. This Warrant shall be deemed to have been exercised immediately prior to the close of business at the Company’s principal executive office on the date of its surrender for exercise as provided above or subject to exercise under Section 3.3 above, and the person entitled to receive the shares of Warrant Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As soon as practicable on or after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of whole shares of Warrant Stock issuable upon such exercise; provided, however, that the Company will be under no obligation to issue such certificate until the Holder shall have surrendered this Warrant for cancellation.
5.ADJUSTMENT PROVISIONS. The number and character of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities or property at the time receivable or issuable upon exercise of this Warrant) and the Warrant Price therefor, are subject to adjustment upon the occurrence of the following events between the date this Warrant is issued and the date it is exercised:
5.1Adjustment for Stock Splits and Stock Dividends. The Warrant Price of this Warrant and the number of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall each be proportionally adjusted to reflect any stock dividend, stock split or reverse stock split, or other similar event affecting the number of outstanding shares of Warrant Stock (or such other stock or securities).
5.2Adjustment for Other Dividends and Distributions. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution payable respect to the Warrant Stock that is payable in (a) securities of the Company (other than issuances with respect to which adjustment is made under Sections 5.1 or 5.3) or (b) assets (other than cash dividends paid or payable solely out of retained earnings), then, and in each such case, the Holder, upon exercise of this Warrant at any time after the consummation, effective date or record date of such event, shall receive, in addition to the shares of Warrant Stock issuable upon such exercise prior to such date, the securities or such other assets of the Company to which the Holder would have been entitled upon such date if the Holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).
5.3Adjustment for Reorganization, Consolidation, Merger. In case of any recapitalization or reorganization of the Company after the date of this Warrant, or in case, after such date, the Company shall consolidate with or merge into another entity, then, and in each such case, the Holder, upon the exercise of this Warrant (as provided in Section 3), at any time after the consummation of such recapitalization, reorganization, consolidation or merger, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which the Holder would have been entitled upon the consummation of such recapitalization, reorganization, consolidation or merger if the Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in this Warrant, and the successor or purchasing corporation in such reorganization, consolidation or merger (if other than the Company) shall duly execute and deliver to the Holder a supplement hereto acknowledging such corporation’s obligations under this Warrant; and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after the consummation of such reorganization, consolidation or merger.

5.4Notice of Adjustments. The Company shall promptly give written notice of each adjustment or readjustment of the Warrant Price or the number of shares of Warrant Stock or other securities issuable upon exercise of this Warrant. The notice shall describe the adjustment or readjustment and show in reasonable detail the facts on which the adjustment or readjustment is based.
5.5No Change Necessary. The form of this Warrant need not be changed because of any adjustment in the Warrant Price or in the number of shares of Warrant Stock issuable upon its exercise.
5.6Reservation of Shares. If at any time the number of shares of Warrant Stock or other securities issuable upon exercise of this Warrant shall not be sufficient to effect the exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Warrant Stock or other securities issuable upon exercise of this Warrant as shall be sufficient for such purpose.
6.REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF HOLDER. Holder hereby represents and warrants to, and agrees with, the Company, that:
6.1Authorization. Holder has the full power and authority to enter into this Warrant. The Warrant constitutes Holder’s valid and legally binding obligation, enforceable in accordance with its terms, except (a) as may be limited by applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors’ rights generally and (b) as may be limited by the effect of rules of law governing the availability of equitable remedies.
6.2Purchase for Own Account. The Warrant is being acquired for investment for Holder’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. Holder does not have any contract, undertaking agreement or arrangement with any person to sell, transfer or grant participations to such person or any third person with respect to the Warrant. Holder has not been formed for the specific purpose of acquiring the Warrant.
6.3Disclosure of Information. At no time was Holder presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Warrant. Holder believes it has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Warrant. Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Warrant and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder had access.
6.4Investment Experience. Holder understands that the purchase of the Warrant involves substantial risk. Holder: (a) has experience as an investor in securities of companies in the development stage and acknowledges that Holder is able to fend for itself, can bear the economic risk of Holder investment in the Warrant and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in the Warrant and protecting its own interests in connection with this investment and/or (b) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons. Holder represents the office in which its investment decision was made is located at the address on the signature page hereto.
6.5Accredited Investor Status. Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act (i.e. (a) a natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his or her purchase exceeds $1,000,000 (excluding the value of such person’s primary residence), (b) a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those two years and has a reasonable expectation of reaching the same income level in the current year, (c) a corporation, limited liability company or partnership having total assets in excess of $5,000,000 that was not formed for the purpose of purchasing the Warrant or (d) otherwise meets the requirements for an “accredited investor” under Regulation D promulgated by the SEC under the Securities Act).
6.6Restricted Securities. Holder understands that the Warrant and the Purchase Shares are characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, Holder represents that Holder is familiar with Rule 144 of the SEC, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Holder understands that the Company is under no obligation to register any of the securities sold hereunder. Holder understands that no public market now exists for any of the Warrant or the Purchase Shares and that it is uncertain whether a public market will ever exist for the Warrant or the Purchase Shares.
6.7Disqualification. Holder represents that neither Holder, nor any person or entity with whom Holder shares beneficial ownership of the Company securities, is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act.
6.8Legends. Holder understands and agrees that the certificates evidencing the Securities will bear legends substantially similar to those set forth below in addition to any other legend that may be required by applicable law, by the Restated Certificate or bylaws of the Company, or by any agreement between the Company and Holder:
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

(THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTIONS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A 180 DAY MARKET STAND-OFF RESTRICTION AS SET FORTH IN A CERTAIN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. AS A RESULT OF SUCH AGREEMENT, THESE SHARES MAY NOT BE TRADED PRIOR TO 180 DAYS AFTER THE EFFECTIVE DATE OF THE INITIAL PUBLIC OFFERING OF THE COMMON STOCK OF THE ISSUER HEREOF. SUCH RESTRICTION IS BINDING ON TRANSFEREES OF THESE SHARES.
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AS PROVIDED IN THE BYLAWS OF THE CORPORATION.
The legend set forth above shall be removed by the Company from any certificate evidencing the Securities upon delivery to the Company of an opinion of counsel, reasonably satisfactory to the Company, that a registration statement under the Securities Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale (other than pursuant to Rule 144 or Rule 145) without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Securities. No opinion shall be required for routine transactions under Rule 144.
7.“Market Stand-Off” Agreement. Holder hereby agrees that it shall not, without the prior written consent of the Company or an underwriter of securities of the Company, sell or otherwise transfer or dispose of any Securities or other shares of stock of the Company then owned by Holder (other than to donees, partners or members of Holder who agree to be similarly bound) for up to one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act, or for such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on

(1) the publication or other distribution of research reports and/or (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in applicable FINRA rules, or any successor provisions or amendments thereto. Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 7 or that are necessary to give further effect thereto. For purposes of this Section 7, the term “Company” shall include any wholly-owned subsidiary of the Company into which the Company merges or consolidates. In order to enforce the foregoing covenant, the Company shall have the right to impose stop transfer instructions with respect to the Securities and such other Company securities of Holder (and the shares or securities of every other Person subject to the foregoing restriction) until the end of such period called for in the immediately preceding paragraph of this Section 7. Holder further agrees to enter into any agreement reasonably required by the underwriters to implement the foregoing within any reasonable timeframe so requested.
8.NO RIGHTS OR LIABILITIES AS STOCKHOLDER. This Warrant does not by itself entitle the Holder to any voting rights or other rights as a stockholder of the Company. In the absence of affirmative action by the Holder to purchase Warrant Stock by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder, shall cause the Holder to be a stockholder of the Company for any purpose.
9.RESTRICTIONS IN BYLAWS. Holder agrees that the Purchase Shares shall subject to the limitations on transfer contained in the Company’s Amended and Restated Bylaws (the “Bylaws”) and acknowledges that Holder has received a copy of the Bylaws containing such provisions
10.NO IMPAIRMENT. The Company will not, by amendment of its certificate of incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder against wrongful impairment. Without limiting the generality of the foregoing, the Company will take all such action as may be necessary or appropriate in order that the Company may duly and validly issue fully paid and nonassessable shares of Warrant Stock upon the exercise of this Warrant.
11.GENERAL PROVISIONS.
11.1Notices. Unless otherwise provided herein, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given (a) at the time of personal delivery, if delivery is in person; (b) one (1) Business Day after deposit with an express overnight courier for United States deliveries, or three (3) Business Days after deposit with an international express overnight air courier for deliveries outside of the United States, in each case with proof of delivery from the courier requested; or (c) four (4) Business Days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries, when addressed to the party to be notified at the address indicated for such party on the signature page hereto or, in the case of the Company, at principal offices of the

Company located at 261 Hamilton Avenue, Palo Alto, CA 94301, with a copy (which shall not constitute notice) to: Fenwick & West LLP, 555 California Street, 12th Floor, San Francisco, CA 94104, Attention: Michael A. Brown, or at such other address as any party hereto may designate by giving ten (10) days’ advance written notice to all other parties in accordance with the provisions of this Section 11.1.
11.2Governing Law. This Warrant shall be governed by and construed under the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, without reference to principles of conflict of laws or choice of laws.
11.3Transfer. Except as expressly provided hereunder, neither this Warrant nor any rights hereunder may be assigned, conveyed or transferred by Holder without the Company’s prior written consent, which the Company may withhold in its sole discretion. The rights and obligations of the Company and the Holder under this Warrant shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees.
11.4Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Warrant.
11.5Headings. The headings and captions used in this Warrant are used only for convenience and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections and exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.
11.6Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Warrant to the extent they are unenforceable and the remainder of this Warrant shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.
11.7Facsimile Signatures. This Warrant may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.
11.8Amendments and Waivers. This Warrant may be amended and provisions may be waived pursuant to the written agreement of the Company and Holder.
11.9Entire Agreement. This Warrant and the documents referred to herein constitute the entire agreement and understanding of the parties with respect to the subject matter of this Warrant, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.
11.10Severability. This Warrant and the documents referred to herein, together with all the exhibits and schedules hereto and thereto, constitute the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, warrants, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.
11.11Terms Binding. By acceptance of this Warrant, the Holder accepts and agrees to be bound by all the terms and conditions of this Warrant.

IN WITNESS WHEREOF, the parties hereto have executed this Warrant to Purchase Common Stock as of the date first written above.

THE COMPANY:

WEALTHFRONT CORPORATION

By:
Name:
Title:

AGREED AND ACKNOWLEDGED: HOLDER:

HOLDER

[ ]

By:
Name:
Title:

Address:

[SIGNATURE PAGE TO WARRANT TO PURCHASE COMMON STOCK]

EXHIBIT A
Subscription Form
To Wealthfront Corporation:
The undersigned hereby elects to purchase                      shares of Common Stock (the “Shares”) of Wealthfront Corporation, a Delaware corporation, pursuant to the terms of the attached Warrant to Purchase Common Stock with an Issue Date of April [  ], 20[ ] (the “Warrant”), as follows:
(Initial applicable method:)
         a.    The undersigned tenders herewith payment of the total purchase price of such Shares in full, pursuant to a check or wire transfer, in the amount of
$                    .
           b.    The undersigned hereby elects to convert the Warrant into the Shares by the net exercise election pursuant to Section 3.2 of the Warrant. This conversion is exercised with respect to         of the Shares covered by the Warrant resulting in a net total of                shares of the Shares being issued to the undersigned.
In exercising this Warrant, the undersigned Holder hereby confirms and acknowledges that the representations and warranties set forth in Section 6 of the Warrant are true and complete as of this date. In the event that Holder delivers this Subscription Form and the Warrant subsequently terminates pursuant to the terms of the Warrant, this Subscription Form shall immediately be of no further force and effect.
Please issue a certificate or certificates representing said Shares in the name of the undersigned. The undersigned represents that it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

HOLDER:

By:	Date:
Name:
Title: